UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2023

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Effective July 1, 2023, United Community Banks, Inc., a Georgia corporation (“United” or the “Company”) completed its previously announced acquisition of First Miami Bancorp, Inc., a Delaware corporation (“First Miami”), pursuant to an Agreement and Plan of Merger, dated as of February 13, 2023, by and among United, First Miami and Zamboni Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into First Miami, with First Miami surviving the merger. Immediately thereafter, First Miami merged with and into United, with United surviving the merger (collectively, the “Mergers”). Immediately following the Mergers, First National Bank of South Miami, a national banking association organized under the laws of the United States of America and direct, wholly-owned subsidiary of First Miami (“FMIA Bank”) merged with and into United Community Bank (“UCBI Bank”), a South Carolina state-chartered bank and wholly-owned subsidiary of United, with UCBI Bank surviving the bank merger.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each share of common stock, $0.01 par value per share, of First Miami (“FMIA Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was converted into the right to receive 40.2685 validly issued, fully paid, and nonassessable shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”), with cash to be paid in lieu of fractional shares. The officers and directors of United as of immediately prior to the Effective Time will continue to serve as the directors and officers of United following the Mergers.

In connection with the Mergers, United issued approximately 3.5 million shares of Company Common Stock. Each share of Company Common Stock outstanding prior to the Mergers remained outstanding and unaffected by the Mergers.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

On July 3, 2023, the Company issued a press release (the “Press Release”) announcing the closing of the Merger. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of February 13, 2023, by and among United Community Banks, Inc., First Miami Bancorp, Inc. and Zamboni Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to United Community Banks, Inc.’s Current Report on Form 8-K filed on February 15, 2023)*

99.1	Press Release, issued July 3, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Jefferson L. Harralson
	Name:	Jefferson L. Harralson
	Title:	Executive Vice President and Chief Financial Officer

Date: July 3, 2023